UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 22, 2005

ROHM AND HAAS COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 592-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2006, Rohm and Haas Company announced that it had launched an exchange offer outside the United States to existing holders of €400 million in Rohm and Haas Denmark Finance A/S 6.0 percent euro notes due March 9, 2007. The company offered existing holders of the 2007 notes the opportunity to exchange the 2007 notes for Rohm and Haas Company 7-year euro-denominated notes.

On September 19, 2005, the Company exchanged the €239,667,000 of tendered notes for €252,781,000 of Rohm and Haas Company 7-year euro-denominated notes. The interest rate on the coupon of the new notes has been fixed at 3.5 percent with approximately 60 percent of the bondholders participating in the exchange. The Company entered into a Fiscal Agency Agreement with JP Morgan Chase Bank, N.A., as Fiscal Agent and Principal Paying Agent for these notes, a copy of which is attached to this Form 8-K as Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01, On September 19, 2005, €239,667,000 of Rohm and Haas Denmark Finance A/S 2007 notes were exchanged for €252,781,000 of Rohm and Haas Company notes due 2012. The interest rate on the coupon of the new notes has been fixed at 3.5 percent.

If an Event of Default occurs and is continuing, any holder may declare such Note due and payable. Any Event of Default may be waived by the holders of a majority in aggregate principal amount of the Notes, except a default in payment declared by a particular holder. The Events of Default are defined in section 9 of the Terms and Conditions of the Notes found in Exhibit C of the Fiscal Agency Agreement which is attached as Exhibit 4.1 and which section 9 is incorporated herein by reference.

Item 8.01 Other Events.

On September 22, 2005, the Company's Board of Directors declared a regular quarterly dividend of $.29 per common share. This dividend will be payable on December 1, 2005 to stockholders of record at the close of business on November 4, 2005.

The Board of Directors also approved the voluntary funding of $137 million to the Company’s U.S. pension plan. $125 million of the contribution will go toward increasing pension funding, while the remainder will be used to fund post-retirement health care.

On September 22, 2005, the Executive Compensation Committee of the Board of Directors approved certain salary increases. A chart of the current salaries of the executive officers of the Company is attached as Exhibit 10.1.

In December 2004, the Rohm and Haas Board of Directors authorized the repurchase of up to $1 billion of common stock through 2008. Through August 30, 2005, the Company repurchased 6 million shares at a cost of $273 million.

Item 9.01 Financial Statements and Exhibits.

(C) EXHIBITS

EXHIBIT 4.1 - Fiscal Agency Agreement, dated September 19, 2005
EXHIBIT 10.1 - A chart of the current salaries of the executive officers of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

September 22, 2005	By:	Jacques M. Croisetiere

Name: Jacques M. Croisetiere
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

4.1	Fiscal Agency Agreement, dated September 19, 2005
10.1	A chart of the current salaries of the executive officers of the Company